EXHIBIT 4-sss

MORGAN STANLEY FINANCE LLC,

as Issuer

MORGAN STANLEY,

as Guarantor

AND

THE BANK OF NEW YORK MELLON,
as Unit Agent, as Trustee and Paying
Agent under the Indenture referred to
herein, and as Warrant Agent under the
Warrant Agreement referred to herein

UNIT AGREEMENT
(For Units Without Holders’ Obligations)

Dated as of February 16, 2016

TABLE OF CONTENTS

____________________

i

ii

Section 8.11. Successor Person Substituted	36
Section 8.12. Termination of the Guarantee upon Merger	37
Section 8.13. Opinion of Counsel Delivered to Agent	37
Section 8.14. Not Insured	37

iii

UNIT AGREEMENT, dated as of February 16, 2016, by and among MORGAN STANLEY FINANCE LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of Morgan Stanley, MORGAN STANLEY, a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“The Bank of New York Mellon”), acting solely as unit agent under this Agreement (in its capacity as unit agent, the “Agent,” except to the extent that this Agreement specifically states that the Agent is acting in another capacity), The Bank of New York Mellon, as trustee and paying agent under the Indenture described below (in its capacity as trustee under the Indenture, the “Trustee” and, in its capacity as paying agent under the Indenture, the “Paying Agent”), and The Bank of New York Mellon, as Warrant Agent under the Warrant Agreement described below (in its capacity as Warrant Agent under the Warrant Agreement, the “Warrant Agent”).

WHEREAS, the Company has entered into a Senior Indenture dated as of February 16, 2016 among the Company, the Guarantor and the Trustee (as supplemented, the “Indenture”);

WHEREAS, the Company has duly authorized the issuance, from time to time, pursuant to the Indenture of senior debt securities (the “Notes”);

WHEREAS, the Company has entered into a Warrant Agreement (the “Warrant Agreement”) dated as of February 16, 2016 among the Company, the Guarantor and the Warrant Agent;

WHEREAS, the Company has duly authorized the issuance, from time to time, pursuant to the Warrant Agreement of warrants (“Warrants”) to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities or (iv) any combination thereof, in each case on terms to be determined at the time of sale;

WHEREAS, the Company has duly authorized the issuance, from time to time, of purchase contracts to be governed by the Indenture and that require holders to satisfy their obligations thereunder upon issuance of such purchase contracts (the “Pre-Paid Purchase Contracts”);

WHEREAS, the Company desires to provide for the issuance, from time to time, pursuant to this Agreement of units (“Units”) consisting of Warrants, Pre-Paid Purchase Contracts or Notes, or any combination thereof; and

WHEREAS, the Guarantor has duly authorized the full and unconditional guarantee of the Units, and in order to provide the general terms and conditions of the Units and the guarantee of same, the Guarantor has duly authorized the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises and the purchases of the Units by the holders thereof, the Company, the Guarantor, the Agent, the Warrant Agent and the Trustee and Paying Agent covenant and agree as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States in effect at the time of any computation; and (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Person named as the “Agent” in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Agent” shall mean such successor Person.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Board” means either the board of directors of the Guarantor or the board of managers of the Company, as applicable, or any other committee duly authorized to act on its behalf with respect to this Agreement.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted or consented to by such Board and to be in full force and effect on the date of such certification and delivered to the Agent.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Calculation Agent” means Morgan Stanley & Co. LLC, or any successor, unless otherwise specified in accordance with Section 2.03.

“Clearing System” means DTC, Clearstream Banking Société Anonyme, Luxembourg, and its successors and assigns, Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and its successors and assigns and any other Clearing System specified in the relevant administrative procedures.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter the “Company” shall mean such successor Person.

“Corporate Trust Office” means the office of the Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, 7W, New York, New York 10286.

“Debt Security Register” with respect to any Notes or Pre-Paid Purchase Contracts constituting a part of the Units of any series means the security register of the Company maintained by the Trustee pursuant to the Indenture.

“Definitive Securities” means any Security in definitive form.

“Definitive Unit” means any Unit comprised of Definitive Securities.

“Depositary” means DTC, or any successor as the Holder of any Global Units.

“DTC” means The Depository Trust Company or its nominee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Separation Date” means the last date on which a Unit may be separated into its component parts.

“Global Note” means a global Note in bearer or registered form originally issued as part of a Global Unit of any series.

“Global Pre-Paid Purchase Contract” means a global Pre-Paid Purchase Contract issued under the Indenture in bearer or registered form originally issued as part of a Global Unit of any series.

“Global Securities” means the Global Warrant, the Global Note, and/or the Global Pre-Paid Purchase Contract, as applicable, constituting the Units of any series.

“Global Unit” means any Unit that comprises one or more Global Securities and is represented by a Global Unit Certificate.

“Global Unit Certificate” means a global Unit Certificate in bearer or registered form.

“Global Warrant” means a global Warrant in bearer or registered form originally issued as part of a Global Unit of any series.

“Guarantee” means the guarantee of the Company’s obligations under this Agreement and the Units by the Guarantor pursuant to Article 8.

“Guarantor” means Morgan Stanley, a Delaware corporation, and, subject to Article 8, its successors and assigns, in each case unless and until the Guarantor is released from the Guarantee pursuant to this Agreement.

“Holder” means (i) in the case of any Registered Security or Registered Unit, the Person in whose name such Registered Security or the Registered Securities constituting a part of such Registered Unit are registered on the Security Register or Unit Register, as applicable, and (ii) in the case of any Unregistered Security or Unregistered Unit, the bearer of such Security or Unit.

“Indenture” has the meaning specified in the first recital in this Agreement.

“Initial Separation Eligibility Date” means the date on which a Unit may first be separated into its component parts.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by a Manager, the President, any Vice President, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of the Company and delivered to the Agent.

“Note” has the meaning stated in the second recital in this Agreement.

“Officer’s Certificate” means (i) with respect to the Company, a certificate signed by any one of the following: a Manager, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other person authorized by the Board of the Company and (ii) with respect to the Guarantor, a certificate signed by any one of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other person authorized by the Board of the Guarantor, in each case delivered to the Agent.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Company or the Guarantor, who may be an employee of or counsel to the Company or the Guarantor and who shall otherwise be satisfactory to the Agent.

“Optional Definitive Unit Request” has the meaning set forth in Section 2.12.

“Outstanding,” with respect to any Unit, Note, Pre-Paid Purchase Contract or Warrant means, as of the date of determination, all Units, Notes, Pre-Paid Purchase Contracts or Warrants, as the case may be, evidenced by Units theretofore authenticated, countersigned, executed and delivered under this Agreement, except:

(A) Units, Notes, Pre-Paid Purchase Contracts and Warrants theretofore deemed cancelled, cancelled by the Agent, Warrant Agent or Trustee, as the case may be, or delivered to the Agent, Warrant Agent or Trustee, as the case may be, for cancellation, in each case pursuant to the provisions of this Agreement, the Warrant Agreement or the Indenture; and

(B) Units, Notes, Pre-Paid Purchase Contracts and Warrants evidenced by Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated, countersigned, executed and delivered pursuant to this Agreement, other than any such Units, Notes, Pre-Paid Purchase Contracts or Warrants, as the case may be, evidenced by a Unit Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units, Notes, Pre-Paid Purchase Contracts and Warrants, as the case may be, evidenced by such Unit Certificate are valid obligations of the Company or the Guarantor, or both;

provided, however, that in determining whether the Holders of the requisite number of Outstanding Units, Notes, Pre-Paid Purchase Contracts and Warrants, as the case may be, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units, Notes, Pre-Paid Purchase Contracts and Warrants owned by the Company, the Guarantor or any Affiliate of the Company or the Guarantor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units, Notes, Pre-Paid Purchase Contracts and Warrants which the Agent knows to be so owned shall be so disregarded. Units, Notes, Pre-Paid Purchase Contracts and Warrants that are so owned but that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee’s right so to act with respect to such Units, Notes, Pre-Paid Purchase Contracts or Warrants and that the pledgee is not the Company, the Guarantor or any Affiliate of the Company or the Guarantor.

“Paying Agent” means any Person authorized by the Company to pay any sums payable by the Company; provided that such Person shall be a bank or trust company organized and in good standing under the laws of the United States, any State thereof or the District of Columbia, having (together with its parent) capital, surplus and undivided profits aggregating at least $50,000,000 or any foreign branch or office of such a bank or trust company, and, subject to the foregoing, may be an Affiliate of the Company or the Guarantor.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Paid Purchase Contracts” has the meaning stated in the fifth recital in this Agreement and more particularly means any Pre-Paid Purchase Contracts issued under the Indenture originally issued as part of a Unit of any series.

“Registered Note” means any Note issued under the Indenture registered on the Debt Security Register.

“Registered Pre-Paid Purchase Contracts” means any Pre-Paid Purchase Contracts registered on the Debt Security Register.

“Registered Security” means any of a Registered Note, Registered Pre-Paid Purchase Contract or Registered Warrant.

“Registered Unit” means any Unit in registered form consisting of Registered Securities registered on the Unit Register.

“Registered Warrant” means any Warrant in registered form registered on the Warrant Register.

“Responsible Officer,” when used with respect to the Agent, shall mean an officer of the Agent in the Corporate Trust Office, having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” means any of a Note, Pre-Paid Purchase Contract or Warrant.

“Security Register” means either a Debt Security Register or a Warrant Register.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which at the time of determination the Guarantor owns or controls directly or indirectly more than 50% of the shares of voting stock or equivalent interest.

“Trading Day” means a day on which trading is generally conducted on the New York Stock Exchange LLC, the American Stock Exchange LLC, The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“Trustee,” with respect to Notes or Pre-Paid Purchase Contracts, means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of such Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unit” has the meaning stated in the sixth recital to this Agreement.

“Unit Certificate” means a certificate evidencing the rights and obligations of the Company, the Guarantor and a Holder with respect to the number of Units specified on such certificate.

“Unregistered Security” means any Security in bearer form.

“Unregistered Unit” means any Unit in bearer form consisting of Unregistered Securities.

“Unit Register” has the meaning specified in Section 2.08.

“Warrants” has the meaning stated in the fourth recital of this Agreement, and in this Agreement refers to any Warrants originally issued as part of a Unit of any series.

“Warrant Agreement” has the meaning stated in the third recital of this Agreement.

“Warrant Register” with respect to any Warrants constituting a part of the Units means the warrant register of the Company maintained by the Warrant Agent pursuant to the Warrant Agreement.

Article 2
Units

Section 2.01. Forms Generally. (a) The Units of each series shall be substantially in the form of, in the case of Registered Units, Exhibit A, and in the case of temporary Unregistered Units, permanent Unregistered Units and definitive Unregistered Units, Exhibit B-1, Exhibit B-2 and Exhibit B-3 respectively, or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions of the Company (as set forth in a Board Resolution of the Company or, to the extent established pursuant to rather than set forth in a Board Resolution of the Company, an Officer’s Certificate of the Company detailing such establishment). The Unit

Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the Securities constituting a part thereof may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization on which the Units of such series may be listed or quoted or of any securities depository or to conform to general usage.

(b) The Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Unit Certificates, as evidenced by their execution of the Securities constituting a part of the Units evidenced by such Unit Certificates.

Section 2.02. Form of Certificate of Authentication and Countersignature. The form of the Trustee’s certificate of authentication of the Notes and Pre-Paid Purchase Contracts and the form of the Warrant Agent’s countersignature of the Warrants, each constituting a part of the Units of any series, shall be substantially in such form as set forth in the Indenture or the Warrant Agreement, as applicable.

Section 2.03. Amount Unlimited; Issuable in Series. (a) The aggregate number of Units that may be authenticated, countersigned and delivered under this Agreement is unlimited.

The Units may be issued in one or more series. There shall be established, upon the order of the Company (contained in an Issuer Order) or pursuant to such procedures acceptable to the Agent as may be specified from time to time by an Issuer Order, prior to the initial issuance of Units of any series:

(i) the designation of the Units of the series, which shall distinguish the Units of the series from the Units of all other series;

(ii) any limit upon the aggregate number of Units of the series that may be authenticated and delivered under this Agreement (disregarding any Units authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Units of the series pursuant to Section 2.07, 2.08, 2.09 or 2.12);

(iii) the designation of the Securities constituting a part of the Units of the series;

(iv) whether, on what terms and in accordance with what procedures any Securities constituting a part of the Units of the series may be separated from the Units of the series and the other Securities constituting a part of such Units and, if separable, the designation of the Initial Separation Eligibility Date and the Final Separation Date;

(v) whether the Units of the series will be issuable as Registered Units (and if so, whether such Units will be issuable in global form) or Unregistered Units (and if so, whether such Units will be issuable in global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities, the procedures for exchanging temporary Unregistered Units for permanent Unregistered Units and, if applicable, procedures for exchanging permanent Unregistered Units for definitive Unregistered Units and vice versa and, if other than as provided in Section 2.08, the terms upon which Unregistered Units of any series may be exchanged for Registered Units of such series and vice versa;

(vi) if the Units of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Unit of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(vii) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars, calculation agents, exchange agents or any other agents with respect to the Units of such series;

(viii) any addition to, elimination of or other change in the events of default or covenants with respect to the Units of such series, including making events of default or covenants inapplicable or changing the remedies available to Holders of the Units of such series upon an event of default or a failure by the Company or the Guarantor to perform a covenant; and

(ix) any other terms of the series (which terms shall not be inconsistent with the provisions of this Agreement).

(b) All Units of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Issuer Order or procedures referred to above. All Units of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution of the Company or such Issuer Order.

Notwithstanding Section 2.03(a)(ii) hereof and unless otherwise expressly provided with respect to a series of Securities, the aggregate number of Units of a series may be increased and additional Units of such series may be issued up to a maximum aggregate number authorized with respect to such series as increased.

Section 2.04. Denominations. Units of any series shall be issuable only in denominations of a single Unit and any integral multiple thereof.

Section 2.05. Rights and Obligations Evidenced by the Units. Units of any series shall evidence the ownership by the Holder thereof of (a) the principal amount of Notes, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units, (b) the number of Warrants, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units and (c) the number of Pre-Paid Purchase Contracts, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units or, in each case, otherwise determinable from the face of the Unit Certificate or from Schedule A thereto.

Section 2.06. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and from time to time thereafter, the Company may deliver, subject to any limitation on the aggregate principal amount of Notes or the number of Warrants or Pre-Paid Purchase Contracts, if any, represented thereby, an unlimited number of Unit Certificates (including the Securities executed by the Company constituting the Units evidenced by such Unit Certificates) to the Trustee, Warrant Agent and/or the Agent for authentication and countersignature, as the case may be, of the Securities comprised by such Units, together with its Issuer Orders for authentication and countersignature of such Securities, and the Trustee in accordance with the Indenture and the Issuer Order of the Company shall authenticate the Notes and Pre-Paid Purchase Contracts, if any, constituting a part of the Units evidenced by such Unit Certificates and the Warrant Agent in accordance with the Warrant Agreement and the Issuer Order of the Company shall countersign the Warrants constituting a part of the Units evidenced by such Unit Certificates and each shall deliver such Unit Certificates upon the order of the Company.

Any Notes or Pre-Paid Purchase Contracts constituting a part of the Units of any series shall be executed on behalf of the Company in accordance with the terms of the Indenture. Any Warrants constituting a part of the Units of any series shall be executed on behalf of the Company in accordance with the terms of the Warrant Agreement.

Section 2.07. Temporary Unit Certificates. Pending the preparation of Unit Certificates for any series, the Company may execute and deliver to the Trustee and/or the Warrant Agent, as appropriate, and the Trustee and/or the Warrant Agent, as appropriate, shall authenticate, countersign and deliver, as appropriate, in lieu of such Unit Certificates, temporary Unit Certificates for such series. Temporary Unit Certificates shall be in substantially the form of the Unit Certificates of such series, but with such omissions, insertions and variations as may be appropriate for temporary Unit Certificates, all as may be determined by the Company with the concurrence of the Trustee, Warrant Agent and/or Agent, as appropriate, as evidenced by the execution and authentication and/or countersignature of the Securities constituting a part of the Units evidenced thereby, as applicable.

If temporary Unit Certificates for any series are issued, the Company will cause definitive Unit Certificates for such series to be prepared without unreasonable delay. After the preparation of such definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable therefor upon surrender of temporary Registered Units of such series at the Corporate Trust Office, at the expense of the Company and without charge to any Holder and, in the case of Unregistered Units, at any agency maintained for such purpose as specified pursuant to Section 2.03. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute and deliver to the Trustee, the Warrant Agent and/or the Agent, and the Trustee and/or the Warrant Agent shall authenticate or countersign and deliver, as appropriate, in exchange therefor definitive Unit Certificates of the same series of like tenor, of authorized denominations and evidencing a like number of Units as the temporary Unit Certificate or Certificates so surrendered. Until so exchanged, the temporary Unit Certificates of any series shall in all respects evidence the same benefits and the same obligations under any Notes or Pre-Paid Purchase Contracts or Warrants constituting parts of such Units, the Indenture, the Warrant Agreement and this Agreement as definitive Unit Certificates of such series, unless otherwise specified pursuant to Section 2.03

Section 2.08. Registration of Transfer and Exchange; Global Units. The Agent shall keep at its Corporate Trust Office for each series of Registered Units a register (the register maintained in such office being herein referred to as the “Unit Register”) in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Units of any series.

At the option of the Holder thereof, Registered Units of any series (other than a registered Global Unit, except as set forth below) may be transferred or exchanged for a Registered Unit or Registered Units of such series having authorized denominations evidencing the number of Units transferred or exchanged, upon surrender of such Registered Units to be so transferred or exchanged at the Corporate Trust Office of the Agent upon payment, if the Company shall so require, of the charges hereinafter provided. If the Units of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Units of such series may be exchanged for Registered Units of such series having authorized denominations and evidencing the number of Units transferred or exchanged, upon surrender of such Unregistered Units to be so transferred or exchanged at the Corporate Trust Office of the Agent and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Units of any series are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Unregistered Units may be exchanged for Unregistered Units of such series having authorized denominations evidencing the number of Units exchanged, upon surrender of such Unregistered Units to be so exchanged at the Corporate Trust Office of the Agent or as specified pursuant to Section 2.03, and upon payment, if the Company shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Units of any series may not be exchanged for Unregistered Units of such series. Whenever any Units are so surrendered for transfer or exchange, the Company shall execute, and the Trustee and/or Warrant Agent, as appropriate, shall authenticate and/or countersign, as the case may be, and deliver the Units which the Holder making the transfer or exchange is entitled to receive. All Units (including the Securities constituting part of such Units) surrendered upon any exchange or transfer provided for in this Agreement shall be promptly cancelled and disposed of by the Agent and the Agent will deliver a certificate of disposition thereof to the Company and to the Trustee and the Warrant Agent, as applicable.

Unregistered Units shall be transferable by delivery.

Subject to Section 2.12, if the Company shall establish pursuant to Section 2.03 that the Units of a series are to be evidenced by one or more Global Units, then the Company shall execute and the Warrant Agent and Trustee shall, in accordance with this Section and Section 2.06, countersign and authenticate, as appropriate, and deliver one or more Global Unit Certificates that (i) shall evidence all or a portion of the Units of such series issued in such form and not yet cancelled, (ii) in the case of Registered Units, shall be registered in the name of the Depositary for such Units or the nominee of such Depositary, (iii) shall be delivered by the Agent to the Depositary for such Units or pursuant to such Depositary’s instructions and (iv) in the case of Registered Units, shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” Whenever Global Units of any series are exchanged for Definitive Units of such series or whenever Definitive Units of any series are exchanged for Global Units of such series, the Agent shall cause, as applicable: (i) Schedule A of the Global Note, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the principal amount of the Note, if any, that are comprised by Global Units as a result of such exchange, (ii) Schedule A of the Global Pre-Paid Purchase Contract, if any, be endorsed to reflect any increase or decrease, as the case may be, in the number of Pre-Paid Purchase Contracts, if any, that are comprised by the Global Units as a result of such Exchange and (iii) Schedule A of the Global Warrant, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the number of Warrants, if any, that are comprised by the Global Units as a result of such exchange.

All Unit Certificates authenticated, countersigned and executed upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the principal amount of Note, if any, specified therein or on the face thereof or otherwise evidenced thereby, the number of Pre-Paid Purchase

Contracts, if any, specified therein or on the face thereof or otherwise evidenced thereby and the number of Warrants, if any, specified therein or on the face thereof or otherwise evidenced thereby and shall be entitled to the same benefits, and be subject to the same obligations, under the Indenture, the Warrant Agreement and this Agreement as the Units evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Agent, duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided herein with respect to the Units, the Agent shall register the transfer or exchange of any outstanding Unit Certificate upon the Unit Register at its Corporate Trust Office.

No service charge shall be made for any transfer or exchange of a Unit, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Units, other than any exchanges pursuant to Section 2.09 not involving any transfer.

Notwithstanding the foregoing, and subject to Section 2.08 of the Indenture, the Company shall not be obligated to execute and deliver to the Trustee, the Warrant Agent or the Agent, and none of the Trustee, under the terms of the Indenture, or the Warrant Agent, under the terms of the Warrant Agreement, shall be obligated to authenticate or countersign any Unit Certificate presented or surrendered for registration of transfer or for exchange of any Note, Pre-Paid Purchase Contract or Warrant evidenced thereby or any Unit Certificate evidencing a Definitive Unit to be issued in exchange for interests in Global Units or to reflect any increase or decrease in a Global Unit, Global Note, Pre-Paid Purchase Contract or Global Warrant (i) during the period beginning any time on or after the opening of business 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by the Company with respect to the Unit (or any Security constituting a part of the Units of such series) and ending at the close of business on the day of the giving of such notice, (ii) that evidences or would evidence any such Unit or Security selected or called for redemption or with respect to which such right has been exercised or (iii) at any other date specified pursuant to Section 2.03.

Section 2.09. Mutilated, Destroyed, Lost and Stolen Unit Certificates. If any mutilated Unit Certificate is surrendered to the Agent, the Company shall execute and deliver to the Trustee and the Warrant Agent, as appropriate, and the Trustee and the Warrant Agent shall authenticate, countersign and deliver, as appropriate, in exchange therefor new Securities comprised by Units of the same series, of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor and the Trustee and the Warrant Agent and/or the Agent, as appropriate, (i) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Guarantor and the Trustee and the Warrant Agent as appropriate, that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Trustee and the Warrant Agent and/or the Agent, as appropriate, and the Trustee (in accordance with the provisions of the Indenture) and the Warrant Agent (in accordance with the provisions of the Warrant Agreement) shall authenticate and countersign and the Agent shall deliver to the Holder, as appropriate, in lieu of any such destroyed, lost or stolen Unit Certificate, new Securities comprised by Units of the same series, of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

Unless otherwise specified pursuant to Section 2.03, notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Trustee, the Warrant Agent or the Agent, and none of the Trustee (under the Indenture), the Warrant Agent (under the Warrant Agreement), or the Agent shall be obligated to authenticate, countersign or deliver to the Holder, a new Unit Certificate (or any Security constituting a part of such Unit) under this Section 2.09 (i) during the period beginning any time on or after the opening of business 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by the Company with respect to the Unit (or any Security constituting a part of such Unit) and ending at the close of business on the day of the giving of such notice, (a) that evidences any Unit or Security selected or called for redemption or with respect to which such right has been exercised, or (b) at any other date specified pursuant to Section 2.03. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified in clauses (i) and (ii) of the preceding paragraph, the Agent shall deliver or cause to be delivered on the applicable redemption date, exercise date or settlement date for Pre-Paid Purchase Contracts, (i) in respect of Notes, Warrants or Pre-Paid Purchase Contracts constituting a part of the Units evidenced by such Unit Certificate that are selected or called for redemption, the redemption price of such Notes, Warrants or Pre-Paid Purchase Contracts or (ii) in respect of Warrants constituting a part of the Units evidenced by such Unit Certificate with respect to which exercise of any such right has taken place, (x) the amount deliverable with respect to such Warrants or (y) if a default under the Warrant Agreement or Warrant has occurred by virtue of the Company’s having failed to deliver the amount deliverable against, in the case of any such Warrants, tender by the Agent of the exercise price or other amount, as the case may be, such amount, if any, received by the Agent from the Holder in respect of exercise of such Warrants.

Upon the issuance of any new Unit Certificate under this Section, the Company and the Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

Every new Unit Certificate executed pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Unit Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Unit Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

Section 2.10. Persons Deemed Owners.

(a) Prior to due presentment of a certificate evidencing a Registered Unit of any series for registration of transfer, the Company, the Guarantor, the Trustee, the Warrant Agent and the Agent, as appropriate, and any agent of the Company, the Guarantor, the Trustee, the Warrant Agent or the Agent, as appropriate, may treat the Person in whose name any Registered Security evidenced by such Unit Certificate is registered as the owner of the Units evidenced thereby for all purposes whatsoever, whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of the Company, the Guarantor, the Trustee, the Warrant Agent, the Agent or any agent of the Company, the Guarantor, the Trustee, the Warrant Agent or the Agent shall be affected by notice to the contrary.

(b) The Company, the Guarantor, the Trustee, the Warrant Agent and the Agent, as appropriate, and any agent of the Company, the Guarantor, the Trustee, the Warrant Agent or the Agent, as appropriate, may treat the bearer of a certificate evidencing an Unregistered Unit as the absolute owner of the Units evidenced thereby for all purposes whatsoever whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of the Company, the Guarantor, the Trustee, the Warrant Agent, the Agent or any agent of the Company, the Guarantor, the Trustee, the Warrant Agent or the Agent shall be affected by notice to the contrary.

Section 2.11. Cancellation. All Unit Certificates surrendered for payment, and all Unit Certificates surrendered for redemption of any Notes or Pre-Paid Purchase Contracts or exercise of any Warrants evidenced thereby shall, if surrendered to any Person other than the Trustee, the Warrant Agent or the Agent, as appropriate, be delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and, if not already cancelled, any Note, Pre-Paid Purchase

Contract or Warrant evidenced by such Units shall be promptly cancelled by the Trustee, the Warrant Agent and/or the Agent, as appropriate. The Company may at any time deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for cancellation any Unit Certificates previously authenticated, countersigned and delivered hereunder, under the Warrant Agreement and under the Indenture, which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order of the Company, be promptly cancelled by the Trustee, Warrant Agent and/or the Agent, as appropriate. No Unit Certificates shall be authenticated and countersigned in lieu of or in exchange for any Unit Certificates cancelled as provided in this Section, except as permitted by this Agreement. All cancelled Unit Certificates held by the Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Agent to the Company, unless by Issuer Order the Company shall direct that cancelled Unit Certificates be returned to it.

If the Company, the Guarantor or any Affiliate of the Company or the Guarantor shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for the purpose of cancellation.

Section 2.12. Exchange of Global Units and Definitive Units. In the case of Registered Units, Holders of Global Units of any series shall receive Definitive Units of such series in exchange for interests in such Global Units if DTC notifies the Company that it is unwilling or unable to continue as Depositary with respect to the Global Units of such series or if at any time it ceases to be a clearing agency under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware that DTC has ceased to be such a clearing agency.

If so provided pursuant to Section 2.03, interests in such Global Units may also be transferred or exchanged for Definitive Units upon the request of the Depositary to the Trustee, the Warrant Agent and/or the Agent, as appropriate, to authenticate and countersign as the case may be, Unit Certificates representing Definitive Units (such request being referred to herein as an “Optional Definitive Unit Request”).

Definitive Units exchanged for interests in Global Units pursuant to this Section 2.12 shall be denominated in the amounts and registered in the name of such Person or Persons as the Depositary shall instruct the Agent, the Warrant Agent and the Trustee, as appropriate.

Whenever Global Units are exchanged for Definitive Units the Agent shall cause Schedule A of the Global Unit to be endorsed to reflect any decrease in the

Global Units as a result of such exchange, whereupon the Global Unit Certificate or Certificates shall be canceled and disposed of in accordance with Section 2.11.

If so specified pursuant to Section 2.03, Holders of Definitive Units may transfer or exchange such Definitive Units for interests in Global Units by depositing the Unit Certificates evidencing such Definitive Units with the Agent and requesting the Agent, the Warrant Agent and the Trustee, as appropriate, to effect such exchange. The Agent shall notify the Depositary of any such exchange and, upon delivery to the Agent, the Warrant Agent and the Trustee, as appropriate, of the Unit Certificates evidencing the Definitive Units to be so transferred or exchanged, the Agent shall cause Schedule A of the Global Unit to be endorsed to reflect any increase in the Global Units as a result of such exchange, whereupon the Unit Certificate or Certificates evidencing such Definitive Units shall be canceled and disposed of in accordance with Section 2.11 and Unit Certificates evidencing the remaining Definitive Units, if any, will be issued in accordance with Section 2.08.

Section 2.13. CUSIP Numbers. The Company in issuing the Units may use “CUSIP,” “ISIN” and other similar numbers (if then generally in use), and, if so, the Agent shall use “CUSIP,” “ISIN” and other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Units, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the “CUSIP,” “ISIN” and other similar numbers.

Article 3
Separation of Units

Section 3.01. Separation of Units. On any Business Day that is also a Trading Day on or after the Initial Separation Eligibility Date until no later than 10:00 a.m., or at such other time as may be specified pursuant to Section 2.03, on the Final Separation Date, the Holder of a Unit may elect to separate a Unit into its constituent Securities in accordance with the separation and notification procedures set forth in the Unit Certificate. Upon receipt by the Agent of such notice and the completion of any required separation procedures, the Agent shall take the necessary steps to effect such separation. Whenever Units in global form are separated, the Agent shall cause Schedule A of the Global Unit to be endorsed and the Unit Register to be updated to reflect any decrease in the Global Units as a result of such separation, the Trustee and Paying Agent shall cause Schedule A of the Global Note and/or the Global Pre-Paid Purchase Contract to be endorsed to reflect such separation and the Warrant Agent shall cause Schedule A of the Global Warrant to be endorsed to reflect such separation.

Article 4
Other Provisions Relating to Rights of Holders of Units

Section 4.01. Holder May Enforce Rights. Any Holder of a Unit may, without the consent of the Agent, the Depositary, any participant of the Depositary or any other Holder, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its rights under this Agreement; provided that a Holder of a Unit may only enforce its rights under the Securities comprised by such Unit in accordance with the terms of the Indenture and the Warrant Agreement, as applicable.

Article 5
The Agent

Section 5.01. Certain Duties and Responsibilities. (a) The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) the duties and obligations of the Agent with respect to the Units shall be determined solely by the express provisions of this Agreement and the Units and the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and in the Units, and no implied covenants or obligations shall be read into this Agreement or the Units against the Agent; and

(ii) in the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement or the Units but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Units, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Agent, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

(d) No provision of this Agreement or the Units shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

(f) The Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any person by virtue of this Agreement.

(g) In no event shall the Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the Units arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and, provided such events are beyond the reasonable control of the Agent, interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 5.02. Certain Rights of Agent. Subject to the provisions of Section 5.01:

(a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Agent may request that the Company or the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate of the Company or the Guarantor, as applicable, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(c) any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or the Guarantor, as applicable, an Issuer Order or an

Issuer Request, and any resolution of the Board of the Company or the Guarantor, as the case may be, may be sufficiently evidenced by a Board Resolution of the Company or the Guarantor, as applicable;

(d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Notes or the Warrants, as the case may be, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney;

(f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(g) the Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

(h) the rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) anything in this Agreement notwithstanding, in no event shall the Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(j) the Agent shall have the same rights and protections as the Trustee granted under Sections 6.01 and 6.02 of the Indenture.

Nothing herein contained shall be deemed to authorize the Agent to exercise any remedy against the Company or the Guarantor solely as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or solely as a result of, or because it is related directly or indirectly to, a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or solely as a result of, or because it is related directly or indirectly to, the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor.

Section 5.03. Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Indenture, in the Warrant Agreement and in the Units, except the Trustee’s and Warrant Agent’s certificates of authentication or countersignature, shall be taken as the statements of the Company or the Guarantor, as applicable, and none of the Trustee, Agent or the Warrant Agent assumes any responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. None of the Trustee, Agent or the Warrant Agent shall be accountable for the use or application by the Company of the proceeds with respect to Units or be responsible for exercising any remedy hereunder on behalf of the Holders, except as expressly provided in this Agreement.

Section 5.04. May Hold Units. The Agent, the Trustee, the Warrant Agent, or any other agent of the Company, the Guarantor, the Trustee, the Warrant Agent, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company and the Guarantor and receive, collect, hold and retain collections from the Company or the Guarantor, as applicable, with the same rights it would have if it were not such other agent, the Trustee, the Warrant Agent or the Agent.

Section 5.05. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Agent and any predecessor Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate and indemnify the Agent and any predecessor Agent and to pay or reimburse the Agent and any predecessor Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Agent or predecessor Agent or the termination hereof. Such additional indebtedness shall be a senior claim to that of the Units upon all property and funds held or collected by the Agent as such, except funds held in trust for the benefit of the Holders of particular Units, and the Units are hereby subordinated to such senior claim.

Section 5.06. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Agent hereunder shall at all times be the Trustee under the Indenture and the Warrant Agent under the Warrant Agreement, subject to receipt of an Opinion of Counsel that the same Person is not precluded by law from acting in such capacities. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Agent may appoint one or more sub-agents with offices or agencies in a city or cities outside the United States.

Section 5.07. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 5.08.

(b) The Agent may resign by giving written notice thereof to the Company, the Guarantor and the Holders, in accordance with Section 7.06 and Section 7.07, 60 days prior to the effective date of such resignation. The Agent may be removed at any time upon 60 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company or the Guarantor and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Agent required by Section 5.08 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

(c) If at any time (i) the Agent shall cease to be eligible under Section 5.06, or shall cease to be eligible as Trustee under the Indenture or as Warrant Agent under the Warrant Agreement, and shall fail to resign after written request therefor by the Company, the Guarantor or by any Holder, or (ii) the Agent shall become incapable of acting with respect to the Units or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by Board Resolution of the Company or Officer’s Certificate of the Company, may remove the Agent and appoint a successor Agent, or (B) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent or Agents. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Agent and appoint a successor Agent.

(d) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by Board Resolution of the Company or Officer’s Certificate of the Company, shall promptly appoint a successor Agent or Agents (other than the Company or the Guarantor) and shall comply with the applicable requirements of Section 5.08. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 5.08, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

(e) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent to all Holders of Units in accordance with Section 7.07. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

Section 5.08. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent, with like effect as if originally named as Agent hereunder; but, on the request of the Company, the Guarantor or the successor Agent, such retiring Agent shall, upon payment of all amounts due and payable to it pursuant to Section 5.05, execute and deliver an instrument transferring to such successor Agent all the rights and powers of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder. Any retiring Agent shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Agent to secure any amounts then due it pursuant to Section 5.05.

(b) Upon request of any such successor Agent, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be eligible under this Article.

(d) Upon acceptance of appointment by any successor Agent as provided in this Section, the Company shall give notice thereof to the Holders of Units in accordance with Section 7.07. If the acceptance of appointment is substantially contemporaneous with the resignation of the Agent, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.07. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be given at the expense of the Company.

Section 5.09. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article.

Section 5.10. Tax Compliance. (a) The Agent, on its own behalf and on behalf of the Company and the Guarantor, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable United States, federal and New York State tax laws, regulations or administrative practice (i) with respect to payments on, or transfer or redemption of the Notes, the Pre-paid Purchase Contracts or the Warrants or (ii) if specifically instructed by the Company or the Guarantor, with respect to the issuance, delivery, holding, or exercise of rights (other than by payment, transfer or redemption) under the Notes, the Pre-paid Purchase Contracts or the Warrants. Such compliance shall include, without limitation, the preparation and timely filing of required returns with respect to, and the timely payment of, all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Company and the Guarantor will provide to the Agent such information as it may reasonably request in order to comply with this Section.

(b) The Agent shall comply with any direction received from the Company or the Guarantor with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.01(b)(2) hereof.

(c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request at reasonable times during normal business hours to the Company or the Guarantor or to their authorized representatives duly authorized in writing.

(d) Unless otherwise specified in an applicable pricing supplement, the Company by the issuance and sale of any Unit, and any Holder of a Unit by its acceptance thereof, agree to (in the absence of any applicable administrative ruling or judicial determination to the contrary) treat the Securities that constitute any Unit as separate securities and to file all United States federal, state and local tax returns consistent with the treatment of such Unit as constituted by separate securities. Further, each of the Company and the Guarantor agrees, and the Holders shall be deemed to agree, not to file any tax returns, or take a position with any tax authority, that is inconsistent with the characterization of the Notes as debt for all U.S. federal tax purposes.

(e) Issuances of Unregistered Units will be in accordance with the U.S. federal tax “TEFRA D Rules” as discussed in an applicable pricing supplement.

Section 5.11. Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article 6
Consolidation, Merger, Sale or Conveyance of the Company

Section 6.01. Company’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Company (if other than the Company) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Units according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, by supplemental agreement satisfactory to the Agent, executed and delivered to the Agent by such Person, and (ii) the Company, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 6.01 may be the Guarantor or any Subsidiary of the Guarantor.

Section 6.02. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein. Such successor Person may cause to be signed, and may issue (subject to the provisions of the Indenture and the Warrant Agreement) either in its own name or in the name of the Company prior to such succession any or all of the Notes, Pre-Paid Purchase Contracts and/or Warrants issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Trustee, the Warrant Agent and the Agent shall authenticate, countersign and deliver, as applicable, any Notes, Pre-Paid Purchase Contracts or Warrants which previously shall have been signed and delivered by the officers of the Company to the Trustee and the Warrant Agent for authentication and countersignature, and any Notes, Pre-Paid Purchase Contracts and/or Warrants evidencing Units which such successor Person thereafter shall cause to be signed and delivered to the Trustee and the Warrant Agent for that purpose.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Unit Certificates thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Units and the Unit Certificates and may be liquidated and dissolved.

Section 6.03. Opinion of Counsel Delivered to Agent. The Agent subject to the provisions of Sections 5.01 and 5.02 may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Company, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Article 7
Miscellaneous Provisions

Section 7.01. Amendments. (a) This Agreement and the terms of the Units may be amended (by means of an agreement supplemental hereto or otherwise) by the Company, the Guarantor and the Agent, without the consent of the Holders, (i) to evidence the merger of the Company with and into the Guarantor or the succession of another Person to the Company or the Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable, pursuant to Article 6 and/or Article 8, as applicable, and, in the case of the merger of the Company with and into the Guarantor, to evidence the elimination of the Guarantee, (ii) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Agent with respect to the Units, (iv) to add to, change or eliminate any of the provisions of this Agreement in respect of all or any Units of any series (and if such addition, change or elimination is to apply with respect to less than all Units of any series, stating that it is expressly being made to apply solely with respect to such Units within such series); provided that any such addition, change or elimination (A) shall neither (1) apply to any Units issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (2) modify the rights of any Holder of such Unit with respect to such provision or (B) shall become effective only when there is no such Units outstanding or (v) in any other manner which the Company and the Guarantor may deem necessary or desirable and which will not materially adversely affect the interests of the affected Holders.

(b) The Company, the Guarantor and the Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Holders holding not less than a majority in number of the then outstanding Units affected thereby for any purpose; provided, however, that no such modification or amendment that materially and adversely affects the exercise or separation rights of the affected Holders, removes the Guarantee on the Units (except in accordance with Section 8.12) or reduces the percentage of the number of outstanding Units, the consent of the Holders of which is required for modification or amendment of this Agreement, may be made without the consent of each Holder affected thereby. In the case of Units evidenced by one or more Global Unit Certificates, the Company, the Guarantor and the Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Unit Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Units, provided that any such certification is accompanied by a certification from the Depositary as to the Unit holdings of such participants.

(c) Upon the request of the Company or the Guarantor, accompanied by a copy of a Board Resolution of the Company or the Guarantor, as applicable (which Board Resolution of the Company or the Guarantor, as applicable, may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer’s Certificate of the Company or the Guarantor, as applicable) authorizing the execution of any such amendment, and upon the filing with the Agent of evidence of the consent of Holders as aforesaid, the Agent shall join with the Company and the Guarantor in the execution of such amendment unless such amendment affects the Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Section, the Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The fact and date of the execution of any consent of Holders, or the authority of the Person executing the same, may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Unit of any series, and the identifying number of such Unit and the date of his holding the same, may be proved by the production of such Unit or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Agent, if such certificate shall be deemed by the Agent to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Unit of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Units of one or more series specified therein. The holding by the Person named in any such certificate of any Unregistered Units of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Units shall be produced, or (2) the Unit of such series specified in such certificate shall be produced by some other Person, or (3) the Units of such series specified in such certificate shall have ceased to be Outstanding. The fact and date of the execution of any such consent and the amount and number of Units of any series held by such Person so executing such consent and the amount and numbers of any Unit or Units for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Agent or in any other manner which the Agent may deem sufficient. In the case of Registered Units, the ownership of such Units shall be proved by the Unit Register or by a certificate of the Agent, as registrar for the Units. Without limiting the generality of Section 7.01(c), a Clearing System that is or whose nominee or common depositary or a nominee thereof is a Holder of an unregistered Global Unit may allow its accountholders who have beneficial interests in such unregistered Global Note credited to accounts with such Clearing System to direct such Clearing System in taking actions hereunder (through its nominee or common depositary or a nominee thereof) through such Clearing System’s standing instructions and customary practices. The Clearing System shall report only one result of its solicitation of proxies to the Agent.

(d) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(e) The Company may set a record date for purposes of determining the identity of Holders of Registered Units entitled to consent to any action by consent authorized or permitted hereby. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Registered Units furnished to the Agent. The ownership of Registered Units shall be proved by the Unit Register.

Section 7.02. Incorporators, Stockholders, Officers, Managers and Directors of the Company and Guarantor Immune from Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, including the Guarantee, or in any Warrant Agreement or any Notes, Pre-Paid Purchase Contracts and/or Warrants, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer, attorney-in-fact, director or manager, as such, of the Company or the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Units by the Holders thereof and as part of the consideration for the issue thereof, provided that nothing in this Article shall impair the obligations, covenants and agreements of the Company contained in this Agreement and in any Notes, Pre-Paid Purchase Contracts and/or Warrants constituting a part of the Units.

Section 7.03. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company, as applicable, shall furnish to the Agent an Officer’s Certificate of the Company and, if relevant, of the Guarantor, stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel of the Company and, if relevant, of the Guarantor stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 7.04. Form of Documents Delivered to Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate, statement or opinion of an officer or counsel of or for the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any such certificate, statement or opinion may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 7.05. Maintenance of Office or Agency. So long as Units are authorized for issuance pursuant to this Agreement or are outstanding hereunder, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Units may be presented or surrendered for delivery, where Units may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantor in respect of Units and this Agreement may be served. The Company hereby initially designates the Agent as its office or agency in the Borough of Manhattan, The City of New York, for each of said purposes. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Agent, and each of the Company and the Guarantor hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Units may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain offices or agencies provided for in this Section. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 7.06. Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(a) the Agent, by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first class postage prepaid, to the Agent at its Corporate Trust Office, Attention: Corporate Finance, or at any other address previously furnished in writing by the Agent to the Holders, the Company and the Guarantor, or

(b) the Company or the Guarantor by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first class postage prepaid, addressed to the Morgan Stanley Finance LLC and/or Morgan Stanley, in each case, at 1585 Broadway, New York, New York 10036, Attention: Treasurer, or at any other address previously furnished in writing to the Agent by the Company or the Guarantor.

(c) The Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Agent in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Agent’s reliance upon and compliance with such instructions or directions up until such time as the Agent receives any subsequent written instruction or direction that supersedes such earlier written instructions or directions. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Agent, including without limitation the risk of the Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.07. Notices to Holders; Waiver. The Company may cause notice to be given to the Holders by providing the Agent with a form of notice to be (a) in the case of Definitive Units, distributed by the Agent to the Holders by first class mail, or (b) in the case of Global Units, made available by the Depositary to its participants in accordance with the custom and practices of the Depositary.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 7.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.09 . Successors and Assigns. All covenants and agreements in this Agreement, the Units and the Unit Certificates by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 7.10. Separability Clause. In case any provision in this Agreement or in the Units, Unit Certificates or Notes, Pre-Paid Contracts or Warrants shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 7.11. Benefits of Agreement. Nothing in this Agreement or in the Units, Unit Certificates, the Indenture, Pre-Paid Contracts or the Warrant Agreement, the Notes or the Warrants, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of any Units, any benefits or any legal or equitable right, remedy or claim under this Agreement.

Section 7.12. Governing Law; Waiver of Trial by Jury. This Agreement, the Units, the Unit Certificate, the Notes, the Pre-Paid Purchase Contracts and the Warrants and the Guarantee shall be governed and construed in accordance with the laws of the State of New York. The Company, the Guarantor and the Agent irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13. Submission to Jurisdiction; Waiver of Immunity. For the benefit of the Holders, each of the Company and the Guarantor hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Units or this Agreement and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 7.14. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 7.15 . Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Agent for inspection by any Holder.

Article 8
Guarantee

Section 8.01. The Guarantee. Subject to the provisions of this Article, the Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at stated maturity, upon redemption or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable, including property deliverable, under, the Units, and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. This Guarantee constitutes a guaranty of payment and not of collection.

Section 8.02. Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement or any Unit, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any Unit;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Unit;

(d) the existence of any claim, set off or other rights which the Guarantor may have at any time against the Company, the Agent or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Unit, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Unit or any other amount payable by the Company under this Agreement; or

(f) any other act or omission to act or delay of any kind by the Company, the Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 8.03. Discharge; Reinstatement. The Guarantor’s obligations under this Article with respect to any Units will remain in full force and effect until the principal of, premium, if any, and interest on such Units and all other amounts payable by the Company under this Agreement with respect to such Units have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Unit or any other amount payable by the Company under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 8.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the principal of, interest on, and all other amounts payable under any Unit, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Agent on behalf of, or by, the Holder of such Unit, subject to the terms and conditions set forth in this Agreement, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

Section 8.05. Subrogation. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Units remains unpaid.

Section 8.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or the Units is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement are nonetheless payable by the Guarantor hereunder forthwith on demand by the Agent or the Holders.

Section 8.07. Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Units, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Agent, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 8.08. Execution and Delivery of Guarantee. The execution by the Guarantor of this Agreement (or a supplemental agreement) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of execution, authentication and/or countersignature of any Unit. The delivery of any Unit by the Agent after execution, authentication and/or countersignature constitutes due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantor.

Section 8.09. Release of Guaranty. The Guarantee of the Guarantor of the Units will terminate upon cancellation of the Units, as provided in Section 2.11.

Upon delivery by the Company to the Agent of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Agent will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee of the Units.

Section 8.10. Guarantor’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Guarantor shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Guarantor (if other than the Guarantor) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full, irrevocable and unconditional guarantee of the due and punctual payment of the principal of and interest on all the Units according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Guarantor, by supplemental agreement satisfactory to the Agent, executed and delivered to the Agent by such Person, and (ii) the Guarantor, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 8.11. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named as the Guarantor herein.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Unit Certificates thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Guarantor or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Units and the Unit Certificates and may be liquidated and dissolved.

Section 8.12. Termination of the Guarantee upon Merger. The Guarantee of the Guarantor of the Units will terminate upon the merger of the Company with and into the Guarantor in accordance with Article 6 and this Article.

Section 8.13. Opinion of Counsel Delivered to Agent. The Agent, subject to the provisions of Sections 5.01 and 5.02 may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Guarantor, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Section 8.14. Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the United States of America.

IN WITNESS WHEREOF, the Company, the Guarantor, the Agent, the Trustee and the Warrant Agent have duly executed this Agreement as of the day and year first above set forth.

MORGAN STANLEY FINANCE LLC, as Issuer
By:	/s/ Kevin Woodruff
Name: Kevin Woodruff
Title: President

MORGAN STANLEY, as Guarantor
By:	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Unit Agent
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

THE BANK OF NEW YORK MELLON, as Trustee and Paying Agent under the Indenture
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

THE BANK OF NEW YORK MELLON, as Warrant Agent under the Warrant Agreement
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

EXHIBIT A

[INSERT IN GLOBAL UNIT CERTIFICATE FOR REGISTERED UNITS]

[FACE]

[This Unit Certificate is a Global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary).

Unless this Unit Certificate is presented by an authorized representative of The Depositary (55 Water Street, New York) to Morgan Stanley Finance LLC or its agent for registration of transfer, exchange or payment, and any Unit issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

THIS UNIT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (LAW NO.25 OF 1948, AS AMENDED, THE “FIEA”). THIS PHYSICALLY-SETTLED INDENTURE PRE-PAID CONTRACT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY RESIDENT OF JAPAN (AS DEFINED UNDER ITEM 5, PARAGRAPH 1, ARTICLE 6 OF THE FOREIGN EXCHANGE AND FOREIGN TRADE ACT (LAW NO. 228 OF 1949, AS AMENDED)) OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF AND OTHERWISE IN COMPLIANCE WITH THE FIEA AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.1

_______________________

1 If this unit is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

UNIT CERTIFICATE FOR REGISTERED UNITS

(issuable in integral multiples of whole Units)

Evidencing the Ownership or Rights of the Holder Under the Securities
Specified Below

[Specify Securities Constituting Part of these Units]

CUSIP No. __________

Certificate No.:_____
Number of Units: See Schedule A2

This Unit Certificate certifies that ______________________ (the “Holder”), or registered assigns, is the registered owner of [ ( ) Units]3 [the number of Units specified in Schedule A hereto].4

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit], subject to the Unit Agreement (the “Unit Agreement”) dated as of February 16, 2016 among Morgan Stanley Finance LLC, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein.

Any payment due on, including any property deliverable under, the Units is fully and unconditionally guaranteed by the Guarantor.

[Other Terms of Units:]

______________________

2 Insert in registered Global Unit Certificates.

3 Insert in Definitive Registered Units

4 Insert in registered Global Unit Certificates.

[INSERT APPROPRIATE NOTE, PRE-PAID PURCHASE CONTRACT OR WARRANT CERTIFICATES, AS APPLICABLE]

Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SCHEDULE A

[INSERT IN GLOBAL
UNIT CERTIFICATE FOR REGISTERED UNITS
SCHEDULE OF REDUCTIONS]

The initial number of Units represented by this Global Unit Certificate is _________. In accordance with the Unit Agreement pursuant to which this Global Unit Certificate has been issued, the following reductions of the number of Units represented by this Global Unit Certificate have occurred:

Date of Reduction	Number Reduced by Separation of the Component Parts of this Unit	[Number Reduced by Exercise of Warrants][5]	Number of Units Outstanding Following any such Reduction	Notation Made by or on Behalf of Paying Agent

_________________

5 Add such other means of reduction under the terms of the Units

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned assigns and transfers the Unit(s) represented by this Certificate to:

_________________ (Insert assignee’s social security or tax identification number)

_________________ (Insert address and zip code of assignee)

and irrevocably appoints _________________

agent to transfer this Unit Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature(s):

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B-1

[FORM OF TEMPORARY GLOBAL UNIT CERTIFICATE FOR UNREGISTERED UNITS]

(issuable in integral multiples of whole Units)

Evidencing the Ownership or Rights of the Holder Under the Securities
Specified Below

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND l287(A) OF THE INTERNAL REVENUE CODE.

[Specify Securities Constituting Part of these Units]

CUSIP No. __________

Certificate No.:_____
Number of Units: See Schedule A

This Temporary Unit Certificate certifies that the bearer hereof (the “Holder”), is the owner of the number of Units specified in Schedule A hereto.

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit], subject to the Unit Agreement (the “Unit Agreement”) dated as of February 16, 2016 among Morgan Stanley Finance LLC, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Agent (the “Unit Agent”), as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein.

This Unit is issued in temporary global bearer form and represents all or a portion of a duly authorized issue of the Units Without Holders’ Obligations (the “Units”) of the Issuer. The Units are issuable under the Unit Agreement.

Except as otherwise provided herein, this Unit Certificate is governed by the terms and conditions of the Permanent Global Unit Certificate for Unregistered Units (the “Permanent Global Unit Certificate”) to be issued in exchange for this Unit, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on Morgan Stanley Finance LLC, the Guarantor and the Holder hereof as if fully set forth herein. The form of the Permanent Global Unit Certificate is attached hereto.

Upon exchange of any portion of this Unit for an interest in the Permanent Global Unit Certificate, the Unit Agent shall cause Schedule A of this Unit to be endorsed to reflect the reduction of the number of Units evidenced hereby by an amount equal to the aggregate number of Units being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent

B-1-1

Global Unit Certificate, this Unit shall in all respects be entitled to the same benefits under the Unit Agreement as a duly delivered Permanent Global Unit Certificate.

Any payment due on, including any property deliverable under, the Units is fully and unconditionally guaranteed by the Guarantor.

B-1-2

[INSERT APPROPRIATE NOTE, PRE-PAID PURCHASE CONTRACT OR WARRANT CERTIFICATES, AS APPLICABLE]

Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

B-1-3

SCHEDULE A

TEMPORARY GLOBAL
UNIT CERTIFICATE FOR UNREGISTERED UNITS6
SCHEDULE OF EXCHANGES

The initial number of Units represented by this Temporary Global Unit Certificate is _________. Exchange of this Temporary Global Unit for a Permanent Global Unit shall only be made upon satisfaction of any conditions or restrictions set forth in any Global Note constituting part of this Temporary Global Unit. In accordance with the Unit Agreement pursuant to which this Temporary Global Unit Certificate has been issued, the following exchanges of the number of Units represented by this Temporary Global Unit Certificate have occurred:

Date of Reduction	Number Reduced by Exchange for a Permanent Unregistered Unit	Number of Temporary Global Units Outstanding Following any such Exchange or Reduction	Notation Made by or on Behalf of Agent

____________________

6 Unregistered Units shall not include cash-settled Warrants.

B-1-4

EXHIBIT B-2

[FORM OF PERMANENT GLOBAL UNIT CERTIFICATE FOR UNREGISTERED UNITS]

(issuable in integral multiples of whole Units)

Evidencing the Ownership or Rights of the Holder Under the Securities
Specified Below

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND l287(A) OF THE INTERNAL REVENUE CODE.

[Specify Securities Constituting Part of these Units]

CUSIP No. __________

Certificate No.:_____
Number of Units: See Schedule A

This Unit Certificate certifies that the bearer hereof (the “Holder”), is the owner of [the number of Units specified in Schedule A hereto].

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit], subject to the Unit Agreement (the “Unit Agreement”) dated as of February 16, 2016 among Morgan Stanley Finance LLC, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein.

Any payment due on, including any property deliverable under, the Units is fully and unconditionally guaranteed by the Guarantor.

[Other Terms of Units:]

[INSERT APPROPRIATE NOTE, PRE-PAID PURCHASE CONTRACT OR WARRANT CERTIFICATES, AS APPLICABLE]

B-2-1

 SCHEDULE A

PERMANENT GLOBAL
UNIT CERTIFICATE REPRESENTING UNREGISTERED UNITS7
SCHEDULE OF EXCHANGES/INCREASES/REDUCTIONS

The initial number of Units represented by this Permanent Global Unit Certificate is _________. Exchange of a Temporary Global Unit for this Permanent Global Unit shall only be made upon satisfaction of any conditions or restrictions set forth in any Global Note constituting part of the Temporary Global Unit. In accordance with the Unit Agreement pursuant to which this Permanent Global Unit Certificate has been issued, the following exchanges, increases or reductions of the number of Units represented by this Permanent Global Unit Certificate have occurred:

Date of Exchange or Reduction	Number Increased by Exchange of a Temporary Unregistered Unit for a Permanent Unregistered Unit	Number Reduced by Separation of the Component Parts of this Unit	[Number Reduced by Exercise of Warrants][8]	Number Reduced or Increased by Exchange in respect of a Definitive Unit	Number of Permanent Global Units Outstanding Following any such Exchange, Increase or Reduction	Notation Made by or on Behalf of Agent

_________________

7 Unregistered Units shall not include cash-settled Warrants.

8 Add such other means of reduction under the terms of the Units.

B-2-2

EXHIBIT B-3

[FORM OF UNIT CERTIFICATE FOR UNREGISTERED DEFINITIVE UNITS]

(issuable in integral multiples of whole Units)

Evidencing the Ownership or Rights of the Holder Under the Securities
Specified Below

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND l287(A) OF THE INTERNAL REVENUE CODE.

[Specify Securities Constituting Part of these Units]

CUSIP No. __________

Certificate No.:_____
Number of Units:

This Unit Certificate certifies that the bearer (the “Holder”), is the owner of the number of Units specified above.

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit], subject to the Unit Agreement (the “Unit Agreement”) dated as of February 16, 2016 among Morgan Stanley Finance LLC, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein.

Any payment due on, including any property deliverable under, the Units is fully and unconditionally guaranteed by the Guarantor.

[Other terms of Units]

B-3-1

[INSERT APPROPRIATE NOTE, PRE-PAID PURCHASE CONTRACT OR WARRANT CERTIFICATES, AS APPLICABLE]

Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

B-3-2